Exhibit 1.1

13,000,000 of American Depositary Shares

Actions Semiconductor Co., Ltd.

American Depositary Shares

UNDERWRITING AGREEMENT

November •, 2005

CREDIT SUISSE FIRST BOSTON LLC,

    As Representative of the several Underwriters,

        Eleven Madison Avenue,

            New York, N.Y.10010-3629

Dear Sirs:

1. Introductory. Actions Semiconductor Co., Ltd., a Cayman Islands company (the “Company”) proposes to issue and sell 8,700,000 American Depositary Shares (“ADSs”), each ADS representing six of the Company’s ordinary shares, par value US$ 0.000001 per share (“Ordinary Shares”) and the shareholders listed in Schedule B hereto (“Selling Shareholders”) propose severally to sell an aggregate of 4,300,000 ADSs (together with the ADSs being sold by the Company being hereinafter referred to as the “Firm Securities”). The Selling Shareholders propose to sell to the Underwriters (as defined below), at the option of the Underwriters, an aggregate of not more than 1,950,000 additional ADSs (such 1,950,000 additional ADSs being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. It is understood that, subject to the conditions hereinafter stated: (a) certain Offered Securities will be sold to the Underwriters in connection with the offering and sale of such Offered Securities in the United States and Canada (the “U.S. Offering”) and (b) certain Offered Securities will be sold to the Underwriters in connection with the offering and sale of such Offered Securities outside the United States and Canada (the “International Offering”) to persons other than United States and Canadian Persons in compliance with Regulation S of the United States Securities Act of 1933 (the “Act”).

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement dated as of [DATE], 2005 (the “Deposit Agreement”), to be entered into among the Company, JPMorgan Chase Bank, as depositary (the “Depositary”), and all holders from time to time of the ADRs. Credit Suisse First Boston LLC shall act as the representative (the “Representative”) of the Underwriters.

The Company and the Selling Shareholders hereby agree with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company and the Selling Shareholders jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(i) A registration statement (No. 333-129208) relating to the Offered Securities that will be sold to the Underwriters in connection with the offering and sale of such Offered Securities in the United States and Canada, including a form of prospectus, has been filed with the U.S. Securities and Exchange Commission (the “Commission”) and either (A) has been declared effective under the Act and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement, means (A) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii) A registration statement on Form F-6 (No. 333- 129208) relating to the ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”); the ADS Registration Statement has been declared effective under the Act and as of its effective date, complied or will comply, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all respects, with the requirements of the Act and the Rules and Regulations, and did not or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Each of the Company, Actions Semiconductor Co., Ltd., a company incorporated in the Republic of Mauritius (“Actions Mauritius”) and Actions Technology (HK) Company Limited, a company incorporated in Hong Kong (“Actions Hong Kong”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(v) The Company’s Amended and Restated Articles of Association comply with the requirements of the applicable laws of Cayman Islands, including the Companies Law (2004 Revision), and are in full force and effect. Neither the Company nor any of Actions Mauritius, Actions Semiconductor Co., Ltd. established in Zhuhai, China (“Actions Zhuhai”) or Actions Hong Kong, (each of Actions Mauritius, Actions Zhuhai and Actions Hong Kong a “Subsidiary”, and collectively, the “Subsidiaries”) is (i) in violation of its Memorandum of Association or Articles of Association (or other constitutive documents) or (ii) in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed or trust, loan or credit agreement, note, license, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default). Neither the Company nor any of its Subsidiaries has taken any action nor have any steps been taken or legal, legislative, or administrative proceedings been started or threatened (i) to wind up, dissolve, or eliminate the Company or any of its Subsidiaries or (ii) to withdraw, revoke or cancel the Company’s or any of its Subsidiaries’ licenses.

(vi) Actions Zhuhai has been duly incorporated and is validly existing under the laws of the PRC with full legal right, power and authority (corporate or other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectus, as described in the Prospectus, and is duly qualified to conduct business in each jurisdiction in which it conducts business and is duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Actions Zhuhai has been duly established as a wholly foreign-owned enterprise with limited liability legal person status under the laws and regulations of the PRC. The businesses conducted by Actions Zhuhai, in the manner presently conducted, do not exceed the scope of business permitted in its business license. All approvals, permits, licenses, registrations and qualifications required by the laws and regulations of the PRC for establishing a wholly foreign-owned enterprise have been duly obtained from appropriate government authorities of the PRC in connection with the establishment of Actions Zhuhai and all such approvals, permits, licenses, registrations and qualifications are subsisting with no change, amendment or limitation. The articles of association of Actions Zhuhai comply with all applicable laws and regulations of the PRC and have been approved by relevant PRC governmental authorities and are in full force and effect. The entire amount of registered capital as stated in Actions Zhuhai’s articles of association and business license as amended from time to time has been fully and timely contributed by the Company, verified by qualified independent accounting firms confirming the Company’s contribution of the entire amount of registered capital of Actions Zhuhai, and filed and registered with relevant PRC registration authorities. The Company’s equity interest in Actions Zhuhai is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity in favor of any third party. Actions Zhuhai has passed its 2004 and 2005 annual examination by the relevant governmental authorities. Actions Zhuhai has not been found to have any deficiency or default under applicable PRC laws and regulations, and has timely received all requisite certifications from each applicable governmental authority in respect of such annual examinations. Actions Zhuhai is duly accredited as a certified integrated circuit design enterprise under the laws and regulations of the PRC, and is entitled to preferential industrial and taxation policies promulgated by the State Council of the PRC as described in the Prospectus.

(vii) Reserved.

(viii) All of the issued and outstanding capital stock, or equity interest if applicable, of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock, or equity interest if applicable, of each Subsidiary is owned free from and clear of all liens, charges, encumbrances and defects. All of the issued and outstanding capital stock of Actions Mauritius is directly owned by the Company. All of the issued and outstanding capital stock of Actions Hong Kong is directly owned by Actions Mauritius. The entire equity interest in Actions Zhuhai is directly owned by Actions Mauritius.

(ix) The authorized, issued and outstanding capital stock of the Company as of the date indicated in the Prospectus is set forth under the heading “Actual” and, after giving effect to the offering contemplated by this Agreement and the adjustments set forth in the Prospectus, will be set forth under the heading “As Adjusted”, in each case under the caption “Capitalization”. The shares of outstanding capital stock of the Company have been issued in compliance with all applicable securities laws, including U.S. federal and state securities laws. There are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, rights, convertible securities or obligations. The Offered Securities, and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company have been and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), [the ordinary shares underlying the Offered Securities] will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; the existing stockholders of the Company have no preemptive rights with respect to the Ordinary Shares; subject to the terms and provisions of the Deposit Agreement and except as disclosed in the Prospectus, the holders of the Offered Securities (including the Depositary, which will hold Ordinary Shares on behalf of holders from time to time of ADRs which evidence ADSs), against payment of the purchase price in accordance with this Agreement on each Closing Date will be entitled to all the rights of a shareholder conferred by the Articles of Association of the Company and Cayman Islands law; there are no restrictions on transfers of the Offered Securities, except as otherwise disclosed in the Prospectus; the Ordinary Shares may be freely deposited by the Company with the Depositary against issuance of ADRs as contemplated in the Deposit Agreement; and the Offered Securities are freely issuable and transferable by or on behalf of the Company to or for the account of the several Underwriters.

(x) The Deposit Agreement has been duly authorized by the Company, and when executed and delivered by the Company and, when duly and validly authorized, executed and delivered by the Depositary, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform to the descriptions thereof contained in the Prospectus.

(xi) Except as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the U.S. Offering or the International Offering.

(xii) Except as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xiii) The ADSs have been approved for quotation on the Nasdaq Stock Market’s National Market (“Nasdaq National Market”) subject to official notice of issuance.

(xiv) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by the Company or any of its subsidiaries for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement in connection with the issuance and sale of the Offered Securities by the Company, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the quotation of the Offered Securities on the Nasdaq National Market, except such consents, approvals, authorizations orders, clearances, registrations or filings, as have been obtained or made and are in full force and effect under the Act and such as may be required under applicable state securities laws, blue sky laws in the United States and the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and the Nasdaq National Market.

(xv) Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares represented by the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Cayman Islands and all such payments made to holders thereof who are non residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xvi) Except as otherwise disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvii) The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and the issuance and sale of the Offered Securities, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the quotation of the Offered Securities on the Nasdaq National Market, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or require any consent under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (C) the Memorandum of Association or Articles of Association or any other constituent document of the Company or any such subsidiary and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(xviii) The Shareholders Agreement, dated September 9, 2005 by and among persons and entities listed in Exhibits A-1 and A-2 thereto and the Company (the “Shareholders Agreement”) has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, in each case, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and, in each case, except as enforcement thereof may be limited with respect to indemnification provisions contained in such agreements.

(xix) This Agreement has been duly authorized, executed and delivered by the Company.

(xx) Each of the Company and its subsidiaries has good and marketable title to all real properties and all other properties and assets owned by them which is, in each case, free from and clear of all liens, encumbrances, charges, defects, claims, options or restrictions, and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except for such liens, encumbrances, charges, defects, claims, options or restrictions which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(xxi) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(xxiii) Each of the Company and its subsidiaries owns or possesses the right to use all patents and other rights to inventions, trademarks, trademark registrations, service marks, service mark registrations, trade names, proprietary rights, copyrights, trades secrets, know how and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it or presently employed by it, and if such business is described in the Prospectus, as described in the Prospectus. To the knowledge of the Company and except as otherwise described in the Prospectus, there is no reasonable basis to allege that the Company or any of its subsidiaries has infringed or violated or is infringing or violating any intellectual property rights of others which, if such allegations formed the basis of a dispute with the Company that was determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Prospectus, the Company has not received any notice or communication alleging that the Company or any of its subsidiaries infringes any intellectual property rights of others that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Except as otherwise disclosed in the Prospectus, no director, officer or manager of the Company or any person affiliated with such person is a Selling Shareholder or is a beneficial owner of a Selling Shareholder.

(xxv) The statements set forth in the Registration Statements (A) under the sections headed “Description of Share Capital”, “Prospectus Summary—This Offering”, “Capitalization”, “Dilution”, “Dividend Policy”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and (B) under the sections headed “Management”, “Risk Factors”, “Business”, “Taxation”, “Underwriting”, “Prospectus Summary—This Offering”, “Description of Share Capital”, “Regulation” and “Enforceability of Civil Liabilities”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(xxvi) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxvii) The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, Hong Kong, the PRC, Mauritius or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Securities by the Company, (B) the deposit by the Company and the Selling Shareholders of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (C) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, and (D) the consummation by the Company of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations under this Agreement or the Deposit Agreement.

(xxix) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the subsidiaries to the United States, Hong Kong, the PRC, Mauritius or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Securities by the Company, (B) the deposit by the Company and the Selling Shareholders of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (C) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, (D) the sale and delivery of the Offered Securities by the Selling Shareholders and (E) the consummation by the Selling Shareholders of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by the Selling Shareholders of its obligations under this Agreement or the Deposit Agreement.

(xxx) Each of the Company and its subsidiaries has filed on a timely basis all necessary tax returns, reports and filings, and all such returns, reports or filings are true, correct and complete in all material aspects, and are not the subject of any disputes with revenue or other authorities and to the Company’s knowledge there are no circumstances giving rise to, or which could give rise to, such disputes. None of the Company or its subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, can, except as would not have a Material Adverse Effect.

(xxxi) None of the Company, its subsidiaries nor any of their officers or directors has paid, promised or authorized the payment, directly or indirectly, of any monies or any thing of value, in each case to the extent that such payment, promise or authorization constitutes bribery in breach of applicable laws of the Cayman Islands, Hong Kong, the PRC, or Mauritius, to any government official, political or governmental organization or employee of any political party or to any other person charged with similar public or quasi-public duties or for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to the Company or any of its subsidiaries other than, in each case, any payments required by any applicable jurisdiction or permitted by any applicable laws (any such act, a “Prohibited Payment”). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under applicable laws.

(xxxii) Except as otherwise disclosed in the Prospectus, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties (including without limitation any actions, suits or proceedings against current or former employees of the Company or any of its subsidiaries) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Deposit Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(xxxiii) The accountants who certified the financial statements and the supporting schedules (“Reporting Accountants”) included in the Registration Statements and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

(xxxiv) The financial statements and data included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and data have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the notes included in each Registration Statement and the Prospectus present fairly the information required to be stated therein.

(xxxv) Except as otherwise disclosed in the Prospectus, since the date of the latest financial statements included in the Prospectus, neither the Company nor its subsidiaries has (A) entered into or assumed any material contract, (B) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its subsidiaries taken as a whole, (D) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (A) through (C) above, or (E) experienced any cancellation of significant sales orders or received any notifications thereof, nor has the Company or its subsidiaries sustained any material loss or interference with its business from fire, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, nor has there been any material adverse change in or affecting the condition (financial or other), business, properties, business prospects or results of operations of the Company or its subsidiaries.

(xxxvi) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Registration Statement and the Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement and the Prospectus accurately and fully describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole. Except as otherwise disclosed in the Registration Statements and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

(xxxvii) The Company and each of its subsidiaries have devised and maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets.

(xxxviii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxix) The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the tax year ending December 31, 2005. The Company has no plan or intention to take any action that would result in the Company becoming a PFIC in the future.

(xl) Neither the Company nor any of its subsidiaries has taken, nor has any of their respective officers, directors or affiliates (within the meaning of the Act and the Rules and Regulations) taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and regulations thereunder, the stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Offered Securities and neither the Company nor any affiliated purchaser (as such term is defined in Regulation M under the Exchange Act (“Regulation M”)) of the Company has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which the Company or any such affiliated purchaser has a beneficial interest, any Offered Securities or Ordinary Shares or any right to purchase such Offered Securities or Ordinary Shares during the applicable Restricted Period as such term is defined in Regulation M, nor has the Company or any affiliated purchaser of the Company made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or Ordinary Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

(xli) Except as otherwise disclosed in the Prospectus, (A) no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its subsidiaries and (B) no indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company, or any of its subsidiaries, and any significant shareholder of the Company, any director of the Company or connected person of the Company or any of their associates.

(xlii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(xliii) This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(xliv) The agreement of the Company to the choice of law provisions set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be recognized by the courts of the Cayman Islands and the PRC and are legal, valid and binding; the Company and its subsidiaries can sue and be sued in its own name under the laws of the Cayman Islands and the PRC; the irrevocable submission by the Company to the jurisdiction of a New York Court and the appointment of Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its authorized agent for the purpose described in Section 15 of this Agreement and Section 19 of the Deposit Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement would be enforceable against the Company in the courts of the Cayman Islands and the PRC, in each case, without further review of the merits.

(xlv) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares to be delivered by such Selling Shareholder, as well as the Offered Securities represented thereby, on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities hereunder on each Closing Date to the Attorney-in-Fact (as defined below) the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by or on behalf of such Selling Shareholder on such Closing Date. Each Selling Shareholder is the record owner and, as applicable, the beneficial owner, who, even if not the record owner of the Ordinary Shares to be delivered by it, has or shares the underlying benefits of the power to direct the voting or the disposition of, or to receive the economic benefit of ownership of the Ordinary Shares to be delivered by it and to be sold by it hereunder, and such Ordinary Shares are held free and clear of all liens, encumbrances, equities and claims and such Selling Shareholder has duly executed or will duly execute a stock transfer agreement transferring title of such Ordinary Shares to the Depository or its custodian and the Offered Securities to the several Underwriters on each Closing Date.

(ii) The statements under the heading “Principal and Selling Shareholders” included in the Registration Statement and the Prospectus do not and will not include, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this Section 2(b)(ii) apply only to statements in or omissions from the Registration Statement and the Prospectus in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein; such Selling Shareholder is not in possession of any material, non public information regarding the Company; and its subsidiaries and the decision by such Selling Shareholder to sell its ADSs in the U.S. Offering and the International Offering is not based upon any such material, non public information.

(iii) Except as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the U.S. Offering or the International Offering.

(iv) (A) Such Selling Shareholder has reviewed the Registration Statement and believes it to be accurate and complete, and has reviewed the representations and warranties of the Company contained in this section 2 and has no reason to believe that such representations and warranties are not true and correct; and (B) the sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(v) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by such Selling Shareholder for the consummation of the transactions by such Selling Shareholder contemplated by this Agreement or the Deposit Agreement or the execution and delivery of the Power of Attorney (as defined below), in each case, in connection with the sale of the Offered Securities to be delivered by such Selling Shareholder on each Closing Date hereunder, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, the quotation of the ADSs on the NASDAQ National Market, except such consents, approvals, authorizations, orders, clearances, registrations or filings as have been obtained or made and are in full force and effect under the Act and such as may be required under applicable state securities laws, blue sky laws in the United States, Hong Kong, the PRC, Mauritius, Cayman Islands or the rules and regulations of the NASD and the Nasdaq National Market.

(vi) The agreement of each Selling Shareholder to the choice of law provisions set forth in Section 15 of this Agreement, the Custody Agreement and the Deposit Agreement will be recognized by the courts of British Virgin Islands or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, and is legal, valid and binding; such Selling Shareholder can sue and be sued in its own name under the laws of British Virgin Islands or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case the irrevocable submission by such Selling Shareholder to the jurisdiction of a New York Court and the appointment of Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its authorized agent for the purpose described in Section 15 of this Agreement and Section 19 of the Deposit Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Selling Shareholders under this Agreement would be enforceable against the Selling Shareholders in the courts of British Virgin Islands or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, without further review of the merits.

(vii) Neither the Selling Shareholders nor any of their properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of British Virgin Islands or any jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case.

(viii) The Shareholders Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder which is a party to such agreement and is a legal, valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except where the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(ix) This Agreement has been duly authorized, executed and delivered by on or on behalf of such Selling Shareholder and is a legal, valid and binding agreement of such Selling Shareholder.

(x) The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(xi) The statement of election and questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the Offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company by facsimile on or before [to be filled in] and by mail on or before [to be filled in], does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Questionnaire and the Election Form is valid and binding on such Selling Shareholder.

(xii) Such Selling Shareholder acknowledges receipt via electronic mail of: (A) a copy of the Registration Statement on Form F-1 as filed with Commission on October 24, 2005 and as subsequently amended and filed with Commission on November 1 and November 4 and (B) the Questionnaire and Election Form (collectively “Selling Shareholder Documents”); such Selling Shareholder has not distributed, forwarded, copied or transmitted and will not distribute, forward, copy or transmit any of the Selling Shareholder Documents to any persons other than to such Selling Shareholder’s advisers (financial, legal and other) or general partners or other Control persons, in each case whose receipt and review of the Selling Shareholder Documents, was solely related to the decision of such Selling Shareholders to participate in the offering contemplated by this Agreement and for no other purpose.

(xiii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of his obligations under, this Agreement, the Power of Attorney or the Questionnaire and the Election Form or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby and thereby, will not contravene or conflict with, result in a breach of, or constitute a default under, or require consent of (A) any other party to any agreement or instrument to which such Selling Shareholder is bound or under which it is entitled to any right or benefit, (B) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or (C) the memorandum of association, articles of association or any other constituent document of such Selling Shareholder, in each case, which has not been obtained.

(xiv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities and none of each Selling Shareholder nor any affiliated purchaser (as such term is defined in Regulation M) of such Selling Shareholder has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which such Selling Shareholder or any such affiliated purchaser has a beneficial interest, any Offered Securities or Ordinary Shares or any right to purchase such Offered Securities or Ordinary Shares during the applicable Restricted Period as such term is defined in Regulation M, nor has any such Selling Shareholder or any affiliated purchaser of such Selling Shareholder made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or Ordinary Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

(xv) Except as disclosed in the Registration Statement and the Prospectus, such Selling Shareholder does not have any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Offered Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company, or effectively waived by such Selling Shareholder.

(xvi) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the First Closing Date or the Additional Closing Date, if any, and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities by the Selling Shareholders.

(xvii) Any certificate signed by any Selling Shareholder, by any officer of the Selling Shareholders or by any Attorney-in-Fact of such Selling Shareholder on behalf of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(xviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, Hong Kong, the PRC, Mauritius or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit by such Selling Shareholder of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (B) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, (C) the sale and delivery of the Offered Securities by such Selling Shareholder and (D) the consummation by such Selling Shareholder of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance such Selling Shareholder of its obligations under this Agreement or the Deposit Agreement.

3. Purchase, Sale and Delivery of Offered Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agrees, subject to Section 3(d), severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $ • per ADS, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedules A hereto, respectively. The Company’s obligation to deliver the Offered Securities to be sold hereunder shall include an obligation to register the Depository or its custodian in the Company’s register of members as the holder of ordinary shares. Each Selling Shareholder shall deliver title to the Ordinary Shares which it sells hereunder by executing a share transfer form in favor of the Depository, or as the Underwriters may direct, and having it delivered to the Company (or the Company’s agent) and procuring both the registration of such share transfer form in the register of members of the Company and, if required, the issue of a share certificate to the transferee and, where appropriate, procuring the issue of the ADRs; and references in this Agreement to delivery of securities by the Selling Shareholders shall be construed accordingly.

(b) Executed transfer forms for the Ordinary Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (in such capacity, the “Custodian”). Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

(c) The Company will and the Custodian will deliver the Firm Securities in appropriate form to the Representative through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price in U.S. dollars in same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company for itself and on behalf of the Selling Shareholders, as the case may be, at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York time, on [DATE], 2005, or at such other time not later than seven full business days thereafter as the Representative, the Selling Shareholders and the Company determine, as applicable, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the U.S. Offering and the International Offering. The ADRs evidencing the Firm Securities will be in definitive form, in such denominations and registered in such names as the Representative requests. The ADRs will be made available for checking and packaging at Skadden, Arps, Slate, Meagher & Flom LLP or such other place designated by the Representative.

(d) In addition, upon written notice from the Representative given to the Selling Shareholders at any time on or before [DATE], 2005 (the “Option Notice”), the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS as applicable to be paid for the corresponding Firm Securities. Each Selling Shareholders agrees to sell to the Underwriters the number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholder in Schedule B hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative to eliminate fractions). The Optional Securities to be purchased by the Underwriters on any Optional Closing Date (as defined below) may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Representative to the Selling Shareholders. It is understood that the Representative are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representative’ instructions to the Selling Shareholders.

(e) Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Shareholders will cause the Custodian to deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in U.S. dollars in the same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Custodian on behalf of the Selling Shareholders, as the case may be, at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York time. The ADRs evidencing the Optional Securities will be in definitive form, in such denominations and registered in such names as the Representative shall request upon reasonable notice prior to such Optional Closing Date. The ADRs will be made available for checking and packaging at the office of the Depositary or such other place designated by the Representative at a reasonable time in advance of such Optional Closing Date.

(f) The documents to be delivered on a Closing Date by or on behalf of the parties hereto pursuant to this Agreement shall be delivered at the Hong Kong office of Skadden, Arps, Slate, Meagher & Flom LLP or other location designated by the Representative 24 hours prior to such Closing Date or such other time designated by the Representative.

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

(a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b) The Company will advise the Representative promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus or the ADS Registration Statement and will not effect such amendment or supplementation without the Representative’ prior consent which shall not be unreasonably withheld; and the Company will also advise the Representative promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and the ADS Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus or the ADS Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and make the necessary filings with the relevant authority (in the case of the Prospectus, file with the Commission), at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its shareholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representative [two] copies of the Registration Statement and the ADS Registration Statement, each of which will be signed and will include all exhibits, each preliminary prospectus relating to the Offered Securities, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative shall reasonably request. The Prospectus shall be so furnished in New York City on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representative designate and will continue such qualifications in effect so long as required for the distribution.

(g) The Company agrees that it will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(h) The Company shall use its best efforts to ensure that in connection with the quotation of the Offered Securities on the Nasdaq National Market, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such listings.

(i) During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative as soon as available, a copy of each report filed with, or submitted to, the Commission under the Exchange Act or mailed or made available to shareholders.

(j) The Company will not amend, modify, revoke, cancel or otherwise change any material terms of the Shareholders Agreement for 180 days from the date hereof without the consent of the Underwriters.

(k) The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement, the Shareholders Agreement and the lock up agreements signed by all registered shareholders of the Company substantially in the form attached hereto as Annex I and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(l) The Company and each Selling Shareholder agree with the Underwriters that the Company and such Selling Shareholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Shareholder, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(m) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or distribution of any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

(n) The Company and each Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance, sale and distribution of the Offered Securities and on the execution and delivery of this Agreement or the Deposit Agreement. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholders shall promptly pay the full amount of such taxes deducted or withheld to the relevant tax authority in accordance with applicable law, and shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(o) For the period specified below ( the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-up Period.

(p) The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

(q) Each Selling Shareholder agrees to procure delivery to the Representative, Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers and the Depositary made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representative shall have received, on the date hereof and at each Closing, a letter, dated the date hereof or dated the date of such Closing, as the case may be, in the form and substance satisfactory to the Representative, from Deloitte Touche Tohmatsu Certified Public Accountants, Ltd., independent public accountants to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information and data contained in the Registration Statement and the Prospectus and in substantially in the form attached as Annex A hereto;

(b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section [5(a)] of this Agreement. The ADS Registration Statement shall have been declared effective not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representative, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any change in U.S., the PRC, Hong Kong, Cayman Islands, Mauritius or international financial, political or economic conditions or currency exchange rates, exchange controls, or taxation, including any transfer taxes, duties, or withholding obligations, as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of minimum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York, PRC, Hong Kong, Cayman Islands or Mauritius authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or Cayman Islands; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, PRC or Cayman Islands, any declaration of war by the U.S. Congress, the PRC or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representative shall have received an opinion, dated such Closing Date, of Jones Day, U.S. counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex B.

(e) The Representative shall have received an opinion, dated such Closing Date, of Zhong Lun Law Firm, PRC counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex C.

(f) The Representative shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex D.

(g) The Representative shall have received an opinion, dated such Closing Date, of the Erriah & Uteem Chambers, Mauritius counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex E.

(h) The Representative shall have received an opinion, dated such Closing Date, from Ziegler, Ziegler & Associates LLP, counsel to the Depositary, addressed to the Underwriters, substantially in the form attached hereto as Annex F.

(i) The Representative shall have received an opinion, dated such Closing Date, of Maples and Calder, BVI counsel to each of the Selling Shareholders, addressed to the Underwriters, dated on or before the First Closing Date, substantially in the form attached hereto as Annex G.

(j) The Representative shall have received an opinion, dated such Closing Date, of Jones Day, Hong Kong counsel to the Company, addressed to the Underwriters, dated on or before the First Closing Date, substantially in the form attached hereto as Annex H.

(k) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Underwriters, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the ADS Registration Statement, the Prospectus and other related matters as the Representative may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the incorporation of the Company and all other matters governed by Cayman Islands laws upon the opinion of Maples and Calder.

(l) The Representative shall have received from Haiwen & Partners, PRC counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(m) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(n) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(o) The Representative shall have received a certificate, dated such Closing Date, of the chief executive officer and the chief financial officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has not been any material adverse change in or affecting the condition (financial or other), business, properties, business prospects or results of operations of the Company or its subsidiaries.

(p) The Representative shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(q) The Custodian shall have delivered to the Representative a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(r) On or prior to the First Closing Date, the Representative shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by all the Selling Shareholders.

(s) On or prior to the date of this Agreement, the Representative shall have received lockup letters from each of officers and directors of the Company and each registered shareholder of the Company, in each case substantially in the form attached hereto as Annex I.

(t) The ADSs shall have been approved to be quoted on the Nasdaq National Market.

(u) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(v) The Company and the Selling Shareholders shall have obtained all consents, approvals, authorizations or orders of, or made all filings with, any governmental agency or body or any court or any stock exchange, domestic or foreign, required to be obtained or made by the Company and the Selling Shareholders for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance and sale of the Offered Securities.

(w) The Selling Shareholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative shall reasonably request. The Representative may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or any questionnaire, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) The Selling Shareholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholders shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholders or contained in a representation or warranty given by such Selling Shareholders in this Agreement or the Custody Agreement; and provided, further, that the liability under this subsection of the Selling Shareholders shall be limited to an amount equal to the aggregate gross proceeds after deduction of underwriting commissions and discounts, but before deduction of expenses, to such Selling Shareholders from the sale of Offered Securities sold by such Selling Shareholders hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: their respective names, the concession and reallowance figures appearing in the [first, second, fourth and fifth paragraphs] under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective Representative, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(l) and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii), (iv), (v) and (vi) or (vii) of Section 6(c), the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to: (a) the Representative at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group; (b) if sent to the Company or the Selling Shareholders or any of them will be mailed, delivered or telegraphed and confirmed to it at Actions Semiconductor Co., Ltd., 15-1, No. 1 HIT Road, Tangjia, Zhuhai, Guangdong Province, 519085, The People’s Republic of China, Attention: • ; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement. Any action under this Agreement taken by the Representative will be binding upon all Underwriters. The Attorney-in-Fact will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by such Attorney-in-Fact will be binding upon all Selling Shareholders.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and each Selling Shareholders acknowledge and agree that:

(a) The Representative has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company or the Selling Shareholders on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representative and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Shareholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and the Selling Shareholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders irrevocably appoint Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Selling Shareholders by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders in any such suit or proceeding. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representative’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Name:
Title:

As attorney-in-fact of the Selling Shareholders listed in Schedule B attached hereto

ACTIONS SEMICONDUCTOR CO., LTD.

By
[Insert title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By
[Insert title]

Acting on behalf of itself and as the Representative of the several Underwriters named in Schedule A attached hereto.

SCHEDULE A

Underwriter	Number of Firm Securities to be sold by		Total Number of Firm Securities to be purchased
	Company	Selling Shareholders

Credit Suisse First Boston LLC

CIBC World Markets Corps

WR Hambrecht + Co, LLC
Total	8,700,000 ADSs	4,300,000 ADSs	13,000,000 ADSs

SCHEDULE B

Selling Shareholder	Number of Firm Securities to be Sold	Selling Shareholder Net Proceeds – Firm Securities(1)	Number of Optional Securities to be Sold	Selling Shareholder Net Proceeds – Optional Shares (1)

Rich Dragon Consultants Limited	ADSs representing 6,690,462 Ordinary Shares		ADSs representing 3,034,048 Ordinary Shares

Starlink Development Limited	ADSs representing 2,271,425 Ordinary Shares		ADSs representing 1,030,066 Ordinary Shares

Suffolk Dragon Ventures Limited	ADSs representing 608,910 Ordinary Shares		ADSs representing 1,395,993 Ordinary Shares

Winday Technology Development Limited	ADSs representing 3,646,001 Ordinary Shares		ADSs representing 1,653,419 Ordinary Shares

Meva Group Limited	ADSs representing 2,443,619 Ordinary Shares		ADSs representing 1,108,151 Ordinary Shares

Fineway Group Limited	ADSs representing 5,058,628 Ordinary Shares		ADSs representing 2,294,029 Ordinary Shares

Chinsola Enterprises Limited	ADSs representing 2,611,520 Ordinary Shares		ADSs representing 1,184,294 Ordinary Shares

Universal Charger Ventures Incorporated	ADSs representing 2,469,435 Ordinary Shares		Nil

(1)	Subject to any applicable withholding taxes being withheld.

ANNEX A

FORM OF COMFORT LETTER FROM DELOITTE TOUCHE

[DATE]

To:	The Board of Directors of

Actions Semiconductor Co., Ltd.

15-1, No.1 HIT Road
Tangjia, Zhuhai
Guangdong, 519085
The People’s Republic of China

Credit Suisse First Boston LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629
U.S.A.

Dear Sirs:

We have audited in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States the consolidated balance sheets of Actions Semiconductor Co., Ltd. (the “Company”) and subsidiaries as of December 31, 2002, 2003 and 2004, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2004, included in the Registration Statement (No. 333-        ) on Form F-1, as amended on [DATE] filed by the Company under the United States Securities Act of 1933, as amended (the “Act”); our reports dated [DATE] with respect thereto are also included in the registration statement. Such registration statement, as amended as of [DATE], is herein referred to as the “Registration Statement”.

In connection with the Registration Statement —

1.	We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

2.	In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2004, although we have conducted an audit for the year ended December 31, 2004, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2004, and for the period then ended, but not on the financial statements for any other interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of September 30, 2005, and the unaudited condensed consolidated statements of income, shareholders’ equity, and cash flows for the nine-month periods ended September 30, 2004 and 2005, included in the Registration Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2004.

4.	For purposes of this letter we have read the 2005 minutes of meetings of the shareholders, the board of directors, and [include other appropriate committees, if any] of the Company and its subsidiaries as set forth in the minute books at [cut-off date1], officials of the Company having advised us that the minutes of all such meetings[2] through that date were set forth therein; we have carried out other procedures to [cut-off date], as follows (our work did not extend to the period from [cut-off date +1 day] to [date of this letter], inclusive):

a.	With respect to each of the eleven quarters in the period ended September 30, 2005, we have —

(i)	Read the unaudited consolidated statements of operations data for each of the eleven quarters in the period ended September 30, 2005, as set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quarterly Financial Information” on page [NUMBER] of the Registration Statement;

(ii)	Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements for each of the eleven quarters in the period ended September 30, 2005, from which the data referred to in a(i) were derived.

(iii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(ii) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

b.	With respect to the nine-month periods ended September 30, 2004 and 2005, we have —

(i)	Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of September 30, 2005, and unaudited condensed consolidated statements of income, shareholders’ equity, and cash flows for the nine-month periods ended September 30, 2004 and 2005, included in the Registration Statement.

[1]	Must be within 5 days of the date of this letter.
[2]	The accountants should discuss with the secretary those meetings for which minutes have not been approved. The letter should be modified to identify specifically the unapproved minutes of meetings that the accountants have discussed with the secretary.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in b(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

c. With respect to the period from October 1, 2005 to October 31, 2005, we have —

(i)	Read the unaudited consolidated financial statements of the Company and subsidiaries for October of both 2005 and 2004 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to October 31, 2005 were available.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in c(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.

5.	Nothing came to our attention as result of the foregoing procedures, however, that caused us to believe that —

a.	(i)	The unaudited consolidated statement of operations data for each of the eleven quarters in the period ended September 30, 2005 described in 4a(i) does not agree with the applicable amounts in the unaudited consolidated financial statements of operations for each of the eleven quarters in the period ended September 30, 2005; or

	(ii)	Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(ii) for them to be in conformity with generally accepted accounting principles; or

	(iii)	The unaudited condensed consolidated financial statements described in 4a(ii) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

b.	(i)	Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4b(i), included in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

(ii)	The unaudited condensed consolidated financial statements described in 4b(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

c.	(ii)	At October 31, 2005, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders’ equity of the consolidated companies as companied with the amounts shown in the September 30, 2005 unaudited condensed consolidated balance sheet included in the Registration Statement, or (ii) for the period from October 1, 2005 to October 31, 2005, there were any decreases, as compared to the corresponding period in 2004, in consolidated revenues, gross profit or net income.

6.	As mentioned in 4(c), company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 31, 2005, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 2005, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at [cut-off date], there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or shareholders’ equity of the consolidated companies as compared with amounts shown on the September 30, 2005 unaudited condensed consolidated balance sheet included in the Registration Statement, or (b) for the period from November 1, 2005, to [cut-off date], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

[Tick marks to come.]

8.	This letter is solely for the information of the addresses and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

ANNEX B

FORM OF OPINION FROM JONES DAY

1.	The Underwriting Agreement has been duly executed and delivered by the Company.

2.	The Deposit Agreement has been duly executed and delivered by the Company and, when duly and validly authorized, executed and delivered by the Depositary, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.	Upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the underlying Shares by the Company in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of holders of ADRs specified therein and in the Deposit Agreement.

4.	Under the laws of the State of New York relating to personal jurisdiction, the Company has validly submitted to the personal jurisdiction of any state or federal court in the Borough of Manhattan in the City of New York, New York (each, a “New York Court”) in any action arising out of or relating to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly appointed Corporation Service Company as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement and Section 19 of the Deposit Agreement; and service of process effected on such agent in the manner set forth in Section 15 of the Underwriting Agreement and Section 19 of the Deposit Agreement will be effective insofar as the law of the State of New York is concerned to confer valid personal jurisdiction over the Company.

5.	The Company is not now and will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

6.	No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement or the Deposit Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

7.	The execution and delivery by the Company of the Underwriting Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any applicable law of the State of New York.

8.	The statements in the Prospectus under the caption “Description of American Depositary Shares,” insofar as such statements purport to summarize certain provisions of the ADSs and the Deposit Agreement referred to therein, fairly summarize such provisions in all material respects.

9.	Each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

10.	No facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom as to which we have not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.

ANNEX C

FORM OF OPINION FROM ZHONG LUN LAW FIRM

(i)	Actions Zhuhai has been duly incorporated and is validly existing as a wholly foreign owned enterprise with legal person status in good standing under PRC Laws with full legal right, power and authority (corporate or other), to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectus, as described in the Prospectus, and is duly qualified to conduct business in each jurisdiction in which it conducts business and is duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii)	Actions Zhuhai has good and marketable title to all real properties and all other properties and assets owned by it which is, in each case, free from and clear of all liens, encumbrances, charges, defects, claims, options or restrictions that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and Actions Zhuhai holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it;

(iii)	Neither the consummation of any of the transactions contemplated under the Underwriting Agreements or the Deposit Agreement nor the fulfillment of the terms of such agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of Actions Zhuhai pursuant to (a) the articles of association, business licenses or other constitutive document of Actions Zhuhai, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument governed by PRC law to which Actions Zhuhai is a party or bound or to which its property or assets are subject, or (c) any PRC statute, law, rule, regulation, judgment, order or decree applicable to Actions Zhuhai of any PRC court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over or any of its properties, assets or operations;

(iv)	Actions Zhuhai has obtained its land-use rights in respect of all land use rights held in its name free and clear of all encumbrances and defects, required to conduct its business, including land-use rights validly granted and/or transferred to it and held in its name relating to land on which its facilities are located respectively in Zhuhai and Shenzhen. Actions Zhuhai has fully paid the land-use right transfer fee;

(v)	All approvals, permits, licenses, registrations and qualifications required by the laws and regulations of the PRC for establishing a wholly foreign-owned enterprise have been duly obtained from appropriate government authorities of the PRC in connection with the establishment of Actions Zhuhai and all such approvals, permits, licenses, registrations and qualifications are subsisting with no charge, amendment or limitation. In addition, Actions Zhuhai has complied with all applicable registration and filing requirements under PRC Laws for its establishment and the maintenance of its status and existence as an enterprise legal person;

(vi)	The business licenses of Actions Zhuhai is in full force and effect; the articles of association of Actions Zhuhai comply with all applicable laws and regulations of the PRC and have been approved by relevant PRC governmental authorities and are in full force and effect; Actions Zhuhai is not in violation of (i) its business licenses, articles of association or other constitutive documents, (ii) any PRC laws, statute, rule, permit, regulation, order, judgment or decree applicable to or binding upon Actions Zhuhai or by which any of its assets or properties may be bound or affected, and no default by Actions Zhuhai exists, and no event of default has occurred that with notice or lapse of time, or both, would constitute a default, in the due performance or observation of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument;

(vii)	The entire amount of registered capital as stated in Actions Zhuhai’s articles of association and business license as amended from time to time has been fully and timely contributed by the Company, verified by qualified independent accounting firms confirming the Company’s contribution of the entire amount of registered capital of Actions Zhuhai, and filed and registered with relevant PRC registration authorities; provided, however, that the last installment of capital contribution in the amount of US$ 738,146, representing a 14.76% equity interest in the registered capital, was paid for on January 26, 2005, after the required deadline of December 28, 2004. Such delay was within the grace period permitted by the relevant PRC Laws and was ratified by the relevant PRC government authority. Therefore, we are not aware of any reason that will lead us to believe that such delay has and will have any adverse impact on the due incorporation and valid existence of Actions Zhuhai or the shareholding rights of the Mauritius SPV in Actions Zhuhai;

(viii)	The Company’s equity interest in Actions Zhuhai is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity in favor of any third party;

(ix)	Actions Zhuhai has passed its 2004 annual examination by the relevant governmental authorities. Actions Zhuhai has not been found to have any deficiency or default under applicable PRC laws and regulations, and has timely received all requisite certifications from each applicable governmental authority in respect of such annual examinations;

(x)	Actions Zhuhai is duly accredited as a certified integrated circuit design enterprise under the laws and regulations of the PRC, and is entitled to preferential industrial and taxation policies promulgated by the State Council of the PRC as described in the Prospectus. The businesses and operations as currently conducted by Actions Zhuhai are within the business scope as set forth in its currently effective business license and the conduct of the current businesses and operations does not violate any relevant PRC Laws;

(xi)	Actions Zhuhai has not taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of Actions Zhuhai, or for the suspension, withdrawal, revocation or cancellation of the business license of Actions Zhuhai;

(xii)	No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court in the PRC is required to be obtained or made by the Company or Actions Zhuhai for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement in connection with the issuance and sale of the Offered Securities by the Company, including the deposit of any Securities represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the quotation of the Offered Securities on the Nasdaq National Market except such consents, approvals, authorizations orders, clearances, registrations or filings, as have been obtained or made;

(xiii)	Actions Zhuhai has the corporate power and authority and has obtained all necessary licenses, consents, authorizations, approvals, orders, certificates, concessions and permits of and from, and have made all declarations and filings with, all PRC government authorities necessary to own, use, lease, operate, transfer and dispose of its properties and other assets in accordance with its articles of association and to conduct its businesses and operations as set forth in its business license and the Prospectus and as required by PRC Laws. Such licenses, consents, authorizations, approvals, orders, certificates, franchises, concessions or permits contain no materially burdensome restrictions or conditions not described in the Registration Statements or the Prospectus. Actions Zhuhai does not have any reason to believe that any PRC governmental authority is considering modifying, suspending or revoking such licenses, consents, authorizations, approvals, orders, certificates, concessions or permits; Actions Zhuhai is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates, concessions and permits;

(xiv)	Insofar as matters of PRC laws are concerned, the agreement of the Company to the choice of law provisions set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be recognized by the courts of the PRC and are legal, valid and binding under the laws of the PRC. We know of no reason why the choice of law of New York to govern this Agreement and the Deposit Agreement will not be upheld as valid choices of laws or will not be recognized by the courts of the PRC; if despite such choice of law provisions in this Agreement and the Deposit Agreement, any such court would deem any aspect of this Agreement and the Deposit Agreement to be governed by or construed in accordance with the laws of the PRC, then each of this Agreement and the Deposit Agreement would constitute the valid and legally binding instrument of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of the creditors generally, by general principles of equity and by the procedural requirements and public policy considerations set forth in applicable provisions of the Civil Procedure Law of the PRC;

(xv)	Each of the Company, Actions Zhuhai and the Selling Shareholders can sue and be sued in its own name under the laws of the PRC; the irrevocable submission by the Company and the Selling Shareholders to the jurisdiction of a New York Court and the appointment of Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as their respective authorized agent for the purpose described in Section 15 of this Agreement and Section 19 of the Deposit Agreement is legal, valid and binding under the laws of the PRC; service of process effected in the manner set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company and the Selling Shareholders; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Company and the Selling Shareholders under this Agreement and the Deposit Agreement would be enforceable against the Company or the Selling Shareholders, as the case may be, in the courts of the PRC in accordance with the requirements of Chinese Civil Procedure Law, subject to the conditions described in the Prospectus under the section headed “Enforceability of Civil Liabilities”; each of this Agreement and the Deposit Agreement is in proper form under the laws of the PRC for the enforcement thereof against the Company in accordance with the laws of the PRC and to ensure the legality, validity, enforceability or admissibility into evidence in the PRC of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the PRC or that any PRC stamp or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder;

(xvi)	Neither Actions Zhuhai nor any of its property is entitled to any immunity on the ground of sovereignty from any action, suit or other legal proceedings or from enforcement, execution or attachment;

(xvii)	To the best of our knowledge after our due inquiry, there is no claim, litigation, arbitration, administrative proceedings, or other legal process pending before any PRC court or by any PRC public, regulatory or governmental agency or body against or affecting the Company or Actions Zhuhai or any of their respective properties (including any actions, suits or proceedings against current or former employees of the Company or Actions Zhuhai), that, if determined adversely to the Company or Actions Zhuhai, as the case may be, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Deposit Agreement or this Agreement; and no such actions, suits or proceedings are threatened or contemplated;

(xviii)	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, Actions Zhuhai or any Underwriter to the PRC or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Offered Securities by the Company, (ii) the deposit by the Company of any Securities represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (iii) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, (iv) the sale and delivery of the Offered Securities by the Selling Shareholders and (v) the consummation by the Selling Shareholders of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by the Selling Shareholders of its obligations under this Agreement or the Deposit Agreement;

(xix)	Neither the Company nor any PRC Subsidiary has any financial obligation to the PRC government or any social security fund or other fund of the PRC government in connection with the offering contemplated by this Agreement;

(xx)	Neither the Company nor any of the PRC Subsidiaries is subject to any material liability for or in respect of estate duty under PRC law;

(xxi)	Except as otherwise disclosed in the Prospectus, all dividends and other distributions declared and payable in accordance with the relevant PRC Laws on the equity interest in Actions Zhuhai to the Company may, under the PRC Laws, may be paid to the Company in freely convertible foreign exchanges and may be freely transferred out of the PRC, provided that the remittance of such profits outside the PRC complies with the procedures required by the relevant PRC Laws on foreign exchange. All such dividends will not be subject to withholding or other taxes under the PRC Laws and are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC;

(xxii)	To the best of our knowledge after our due inquiry, Actions Zhuhai is not in breach of or in default under any applicable PRC Law, agreement or Approval, the result of which would materially affect Actions Zhuhai or its assets or revenues or the operation of its business;

(xxiii)	The statements in the Prospectus under the captions “Prospectus Summary—Actions Semiconductor Co., Ltd.”, “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Corporate Structure”, “Business”, “Regulation” and “Enforceability of Civil Liabilities”, to the extent such statements relate to matters of PRC Laws, are accurate, complete and fair in all material respects and insofar as such statements constitute summaries of PRC legal and regulatory matters, documents or proceedings referred to thereto, fairly and accurately present the information called for with respect to such legal and regulatory matters, documents and proceedings and constitute fair and accurate summaries of the PRC legal and regulatory matters, documents, proceedings and other matters referred to therein;

(xxiv)	The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the PRC in order to enforce their rights under, or as a consequence of the execution, delivery and performance of this Agreement and the Deposit Agreement;

(xxv)	The Underwriters will not be treated as resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the negotiation, preparation or execution of this Agreement or the Deposit Agreement or entering into or exercise of their rights or the performance or enforcement of this Agreement;

(xxvi)	The performance by the Underwriters in the PRC of any of their rights, duties, obligations and responsibilities hereunder will not violate any law applicable in the PRC;

(xxvii)	There are no material PRC statutes or regulations applicable to integrated circuit production enterprises that are required to be described in the Prospectus that are not described as required;

(xxviii)	All descriptions in the Prospectus of contracts and other documents governed by the laws of the PRC to which the Company or Actions Zhuhai is a party are accurate in all material respects;

(xxix)	There are no outstanding guarantees or contingent payment obligations of Actions Zhuhai in respect of indebtedness of third parties;

(xxx)	Neither the Company nor Actions Zhuhai is subject to the Notice on Several Foreign Exchange Administration Issues relating to Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Vehicle Companies, issued by the State Administration for Foreign Exchange on October 21, 2005;

(xxxi)	Nothing has come to such counsel’s attention that causes it to believe that, as of its respective effective date, the Registration Statements, the ADS Registration Statement or any further amendment thereto made by the Company contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX D

FORM OF OPINION FROM MAPLES AND CALDER, AS CAYMAN COUNSEL TO

THE COMPANY

1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands with full corporate power and authority to own, lease and operate its property and assets and to carry on its business in accordance with the Memorandum and Articles of Association and as described in each of the Registration Statements and to enter into and execute and perform its obligations under the Underwriting Agreement, the Deposit Agreement and the Shareholders Agreement dated September 9, 2005 (hereinafter referred to as the “Transaction Documents”). The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification

2	The Company is in good standing with the Registrar of Companies in the Cayman Islands.

3	The Company has an authorised capital as set forth in the Prospectus, and all of the issued shares in the capital of the Company (including the Shares when issued and delivered in accordance with the terms of the Underwriting Agreement) have been duly and validly authorised and issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Memorandum and Articles of Association and conform to the description thereof contained in the Prospectus.

4	The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorized and conform to the descriptions contained in the Prospectus, and when issued and delivered by the Company to the Underwriters pursuant to the Underwriting Agreement against payment in full of the consideration set forth in the Underwriting Agreement, will have been validly issued, fully paid and non-assessable and such Shares will not be subject to any pre-emptive or other similar rights under Cayman Islands law or the Memorandum and Articles of Association.

5	The execution and delivery of the Transaction Documents by the Company and the performance of its obligations thereunder, the Registration Statements, the Prospectus and the filing of the Registration Statements and the Prospectus have been duly authorised and approved by all necessary corporate action of the Company and the execution and delivery of the Transaction Documents by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of (a) any of the terms or provisions of its Memorandum and Articles of Association or (b) any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force, (c) any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

6	The Transaction Documents have been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

7	The Registration Statements and the Prospectus and the filing of the Registration Statements with the SEC have been duly authorized by and on behalf of the Company, and the Registration Statements have been duly executed pursuant to such authorization by and on behalf of the Company.

8	No authorisations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

(1)	the execution and delivery of the Transaction Documents;

(2)	the performance of any obligation under the Transaction Documents; and

(3)	the payment of any amount under the Transaction Documents.

9	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

10	The statements in the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Description of Share Capital”, “Taxation – Cayman Islands Taxation” and “Enforceability of Civil Liabilities” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly and accurately present the information and summarise the matters referred to therein and nothing has been omitted from such statements which would make them misleading in any material respect.

11	No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

11.1	the execution or delivery of the Transaction Documents or the performance by any of the parties of their respective obligations or enforcement of any of the Transaction Documents unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of the Transaction Documents will be payable; or

11.2	the issuance and sale of the Shares by the Company or the sale by Selling Shareholders of their respective shares pursuant to the terms of the Underwriting Agreement; or

11.3	the entering of the Custodian or any purchaser as the registered holder of the Shares; or

11.4	the deposit with the Custodian on behalf of the Depository of the Shares against the Issuance of ADRs evidencing the ADSs for the account of the Underwriters on the date hereof.

12	There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands Government or any taxing authority thereof on or by virtue of:

12.1	the execution, delivery, performance or enforcement of the Transaction Documents;

12.2	any payment of any nature to be made by the Company under any of the Transaction Documents;

12.3	the issuance and sale of the Shares by the Company;

12.4	the payment of dividends and other distributions declared and payable on the Shares; or

12.5	the resale and delivery of the Shares and ADSs by the Underwriters in the manner contemplated in the Prospectus.

The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

13	The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern the Transaction Documents will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on the Transaction Documents brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under the Transaction Documents could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Transaction Documents in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

14	The submission to the jurisdiction of the courts sitting in New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Transaction Documents, is legal, valid and binding on the Company.

15	There are no restrictions under Cayman Islands laws nor are any approvals currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares in U.S. dollars or any other currency, including the Depositary.

16	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to the Transaction Documents without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

17	Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at the close of business in the Cayman Islands on [date]. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

18	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

19	The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents and could not interpose any immunity as a defence to any suit or action brought or maintained in respect of its obligations under such Transaction Documents.

20	So far as the law of the Cayman Islands is concerned, each of the Transaction Documents is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company.

21	The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of the Transaction Documents or the entering into of or the exercise of their rights or the performance of their obligations under the Underwriting Agreement.

22	The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Transaction Documents.

23	No holder of Shares outstanding after completion of the offering contemplated by the Underwriting Agreement is or will be subject to any liability in the Cayman Islands in respect of any liability of the Company by virtue only of holding any such Shares. There are no restrictions on the holders of the Shares on the transfer of any of the Shares under Cayman Islands law or the Memorandum and Articles of Association; there are no limitations on the rights of any holders of the Shares to hold or vote such Shares in accordance with the Memorandum and Articles of Association.

24	The Underwriters have standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Underwriting Agreement, and the Depositary may have standing to bring an action or proceeding before the appropriate courts in the Cayman Islands for the enforcement of the Deposit Agreement for and on behalf of the beneficial holders of the ADSs.

25	There are no Cayman Islands statues or regulations that are required by Cayman Islands law to be described in the Prospectus that are not described as required.

26	There are no governmental laws, decrees, regulations or other legislation in the Cayman Islands which may affect the import or export of capital or the remittance of dividends, interest or other payments to nonresident shareholders.

27	Nothing has come to such counsel’s attention that causes it to believe that, as of its respective effective date, the Registration Statements, the ADS Registration Statement or any further amendment thereto made by the Company contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX E

FORM OF OPINION FROM ERRIAH & UTEEM CHMBERS, MAURITIUS COUNSEL TO THE COMPANY

1	Actions Semiconductor Co., Ltd. (the “Company”) has been duly incorporated as a category 2 global business company with limited liability and is validly existing and in good standing under the laws of the Republic of Mauritius with full corporate power and authority to own, lease and operate its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association and as described in each of the Registration Statements. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification

2	The Company is in good standing with the [Registrar of Companies] in the Republic of Mauritius.

3	All of the issued shares in the capital of the Company have been duly and validly authorised and issued, are fully paid and non-assessable.

4	Actions Semiconductor Co., Ltd., a company incorporated in the Cayman Islands, is the dully registered owner of all the share capital of the Company.

5	The statements in the Prospectus under the headings “Our Corporate Structure” and “Description of Share Capital” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Republic of Mauritius, fairly and accurately present the information and summarise the matters referred to therein and nothing has been omitted from such statements which would make them misleading in any material respect.

6	There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Republic of Mauritius Government or any taxing authority thereof on or by virtue of:

6.1	the payment of dividends and other distributions declared and payable on the Company’s shares; or

6.2	the resale and delivery of the Shares and ADSs by the Underwriters in the manner contemplated in the Prospectus.

For category 2 global business companies such as the Company, the Republic of Mauritius currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

7	There are no restrictions under the Republic of Mauritius laws nor are any approvals currently required from any governmental department, agency or other authority in the Republic of Mauritius in order for the Company to pay dividends declared by the Company to its shareholder(s).

8	Based solely on our inspection of the [•] in the Court/Companies Registry/[appropriate agency] of the Republic of Mauritius from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Republic of Mauritius as at the close of business in the Republic of Mauritius on [date]. The enquiries referred to above which we have made at the Grand Court of the Republic of Mauritius have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

9	There is no exchange control legislation under Republic of Mauritius law and accordingly there are no exchange control regulations imposed under Republic of Mauritius law.

10	There are no Republic of Mauritius statues or regulations that are required by Republic of Mauritius law to be described in the Prospectus that are not described as required.

11	There are no governmental laws, decrees, regulations or other legislation in the Republic of Mauritius which may affect the import or export of capital or the remittance of dividends, interest or other payments to nonresident shareholders.

ANNEX F

FORM OF OPINION FROM ZIEGLER, ZIEGLER & ASSOCIATES LLP

                    , 2005

Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York 10010-3629

As representatives of the several Underwriters

American Depositary Receipts

for American Depositary Shares

representing deposited Shares of

Actions Semiconductor Co., Ltd.

Dear Sirs:

We refer to the Deposit Agreement dated as of [•], 2005 (the “Deposit Agreement”) among Actions Semiconductor Co., Ltd. (the “Company”), JPMorgan Chase Bank, as depositary (the “Depositary”), and all holders from time to time of American Depositary Receipts issued thereunder (“ADRs”). This opinion is furnished to you pursuant to Section 6(h) of the Underwriting Agreement (the “Underwriting Agreement”), dated [•], 2005 among the Company and the Underwriters named therein. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Deposit Agreement.

In rendering the opinions set forth herein, we have examined such matters of fact and law as we have considered necessary or appropriate. We have examined the Deposit Agreement and originals, or photostatic or certified copies, of such records of the Depositary, and such other documents as we have deemed relevant and necessary in rendering the opinions set forth herein. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such copies.

We have participated in the preparation of the registration statement on Form F-6 (File No. 333-129375), relating to the registration of the offering of ADSs, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”). In addition, we have been advised by a member of the staff of the Commission that such registration statement, as then amended, was declared effective under the Act on November [•], 2005. The registration statement on Form F-6 at the time it was declared effective is hereinafter referred to as the “Registration Statement”. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered by the Company to us and submitted for our examination. Based upon the foregoing, and subject to the qualifications and limitations herein stated, we are of the opinion that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity (whether considered in an action at law or in equity) and (ii) when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement. We express no opinion, however, as to the indemnification provisions of the Deposit Agreement.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to the Company as set forth in the Registration Statement. We have generally reviewed and discussed with counsel for the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that the Registration Statement as of its effective date and as of the date hereof, do not comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

In expressing the opinions set forth herein, we have assumed that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) such Shares have been duly deposited with the Custodian under and in accordance with all applicable laws and regulations, (iii) all signatures on documents examined by us have been validly authorized by appropriate corporate authorization procedure, (iv) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of the Cayman Islands and that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction and (v) the eligibility requirements for use of Form F-6 set forth in General Instructions I.A (2) and (3) were, at the effectiveness of the Registration Statement and at all times thereafter have been, met.

In rendering the foregoing opinion, we are passing only upon matters arising under the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

Our opinions are limited to the date hereof, and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

This opinion letter is not to be circulated, used, quoted or otherwise referred to for any purpose other than in connection with the offering of the ADRs evidencing the ADSs, which offering is being made pursuant to the Underwriting Agreement.

ANNEX G

FORM OF OPINION FROM MAPLES AND CALDER, AS THE BVI COUNSEL TO THE

SELLING SHAREHOLDERS

Credit Suisse First Boston LLC Eleven Madison Avenue New York, NY 10010-3629 United States of American As representative of the several Underwriters

[                    ] 2005

Dear Sirs

[Name of the BVI company] (the “Company”)

We have been instructed to prepare and issue a British Virgin Islands legal opinion at the request of Actions Semiconductor Co., Ltd. (the “Issuer”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Issuer, certain selling shareholders (including the Company) named therein (the “Selling Shareholders”) and the several Underwriters named in Schedule A of the Underwriting Agreement in connection with the sale to the Underwriters by such selling shareholders of certain ordinary shares, par value US$0.000001 per share of the Issuer as set out opposite their names in Schedule B to the Underwriting Agreement (the “Relevant Shares”).

1	DOCUMENTS REVIEWED

We have reviewed originals, copies or conformed copies of the following documents in respect of the Company:

1.1	the [written resolutions of the Board of Directors of the Company dated [ ] October 2005] [minutes of the meeting of the Board of Directors of the Company held on [ ] 2005] and [the written resolutions of the members of the Company dated [ ] 2005] [the minutes of the meeting of the members of the Company held on [ ] 2005], a copy of which is attached as Annex A;

1.2	the Irrevocable Power of Attorney having the date, and appointing [ ] or their appointed substitute or substitutes, and each of them as the attorney-in-fact for certain purposes (the “Power of Attorney”) executed on behalf of the Company;

1.3	a certificate of incumbency dated [ ] 2005, issued by [ ], the Company’s registered agent, a copy of which is attached as Annex B (the “Registered Agent’s Certificate”);

1.4	the public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) and the British Virgin Islands High Court Registry (the “High Court Registry” on [ ] 2005 including:

1.4.1	the Company’s Certificate of Incorporation;

1.4.2	the Company’s Memorandum and Articles of Association;

1.5	a copy certified by [insert name of registered agent] of the register of mortgages, charges and other encumbrances for the Company as provided to us (the “Register of Mortgages”);

1.6	a certificate from a Director of the Company dated today a copy of which is attached as Annex C (the “Director’s Certificate”);

1.7	[the originals or copies of the documents listed in the Director’s Certificate, certifying that the documents listed therein are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of the Company under the Power of Attorney the Transaction Documents and the transactions contemplated thereby;]

1.8	[the Underwriting Agreement;]

1.9	[lock-up agreement (the “Lock-up Agreement”) executed by the Company and dated [ ]; and]

1.10	[a custody agreement (the “Custody Agreement”) entered into between the Issuer as custodian and the Company dated [ ] and the Statement of Election and Questionnaire dated [ ] (the “Elections to Sell”), each executed by or on behalf of the Company.]

The agreements referred to in paragraphs 1.2, [1.8] to [1.10] are collectively referred to as the “Transaction Documents”.

2	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the British Virgin Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Registered Agent’s Certificate and the Director’s Certificate. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Transaction Documents have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of British Virgin Islands law) in accordance with all relevant laws (other than the laws of the British Virgin Islands);

2.2	the Transaction Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under [New York] law and all other relevant laws (other than the laws of the British Virgin Islands);

2.3	the choice of [New York] law as the governing law of the Transaction Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of such jurisdiction as a matter of [New York] law and all other relevant laws (other than the laws of the British Virgin Islands);

2.4	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5	all signatures, initials and seals are genuine;

2.6	the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the British Virgin Islands) to enter into, execute, deliver and perform their respective obligations under the Transaction Documents;

2.7	the capacity, power and legal right under all relevant laws (other than the laws of the British Virgin Islands) of the attorney-in-fact named in the Power of Attorney to act as attorney-in-fact on behalf of the Company;

2.8	there is nothing contained in the minute book or the corporate records of the Company (other than the Register of Mortgages) or the Issuer (which we have not inspected for the purpose of this opinion, even where we hold such minute book or corporate records) which would or might affect the opinions hereinafter appearing;

2.9	we have assumed that the Register of Mortgages does not omit any charge, mortgage or other security interest or encumbrance over Relevant Shares in the Issuer held by the Company and, in particular that no entry has been made in the register of mortgages and charges of any Company subsequent to the certified copy, as provided to us, having been made; and

2.10	there is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of [New York] or any other jurisdiction where any Company may conduct its business or be deemed resident.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a company duly incorporated with limited liability under the International Business Companies Act, 1984 (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and can sue and be sued in its own name under the laws of the British Virgin Islands.

3.2	The Company has the power and authority under the laws of the British Virgin Islands to execute and deliver the Power of Attorney. The Power of Attorney constitutes a valid instrument granting the attorneys-in-fact named in the Power of Attorney the powers and authority stated therein and permitting the attorneys-in-fact to bind the Company with respect to all matters granted, conferred and contemplated in such Power of Attorney.

3.3	The execution and delivery of the Transaction Documents have been duly authorised by and on behalf of the Company. Assuming that the Underwriting Agreement is executed substantially in such form, the Underwriting Agreement will constitute legal, valid and binding obligations of the Company enforceable in accordance with its terms.

3.4	Assuming that the Underwriting Agreement is executed in substantially such form, the execution of the Transaction Documents by the Company and the performance of their respective obligations under the Transaction Documents do not and will not conflict with or result in any breach of:

3.4.1	any of the provisions of the Memorandum and Articles of Association of the Company;

3.4.2	any law of the British Virgin Islands; or

3.4.3	any public rule or regulation applicable to the Company.

3.5	No consent, approval, authorisation or order of, clearance by, or registration or filing with, any governmental agency or body in the British Virgin Islands or any court in the British Virgin Islands is required to be obtained or made by the Company for the execution and delivery by the Company of the Transaction Documents or the consummation by the Company of the transactions contemplated by the Transaction Documents except such as have been obtained or made and are in full force and effect as of the date hereof under the applicable securities laws.

3.6	The Company has full right, power and authority to execute and deliver, or to have the attorney-in-fact named in the Power of Attorney execute and deliver, the Form of Underwriting Agreement and to sell, transfer and deliver the shares held by it in the Company to the Underwriters as contemplated by the Form of Underwriting Agreement.

3.7	No stamp, other issuance or transfer taxes, duties or no capital gains, withholding or other taxes would be payable in the British Virgin Islands to any political subdivision or taxing authority thereof or therein in connection with the sale or delivery by the Company of the shares it hold in the Company to the Underwriters in the manner contemplated by the Form of Underwriting Agreement.

3.8	The Courts of the British Virgin Islands will observe and give effect to the choice of the laws of the State of New York as the governing law of the Form of Underwriting Agreement and in particular will observe and give effect to the following:

3.8.1	the Form of Underwriting Agreement and the Power of Attorney which, in our opinion, are in proper legal form under the laws of the British Virgin Islands for the enforcement by a British Virgin Islands’ court against the Company;

3.8.2	the submission of the Company to the non-exclusive jurisdiction of the federal and state courts in New York City; and

3.8.3	the waiver of any objection to venue in the Form of Underwriting Agreement and the appointment of an agent for service of process in the Form of Underwriting Agreement.

3.9	Under the laws of the British Virgin Islands, neither the Company nor any of their respective properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment with respect to any of their obligations under the Transaction Documents.

3.10	Based solely on our inspection of the High Court Registry there were no actions pending against the Company in the courts of the British Virgin Islands at the close of business in the British Virgin Islands on [ ] 2005. It should be noted that it is not a requirement that notice of appointment of a receiver be registered with the Registrar of Corporate Affairs or any other public body in the British Virgin Islands.

3.11	Based solely on a search of the public records of the Company maintained at the offices of the Registrar of Corporate Affairs on [ ] 2005, no register of mortgages, charges and other encumbrances of the Company has been filed at the offices of the Registrar of Companies. It should be noted that the creation of such a register is not mandatory and, if such a register is created and maintained at the registered office of the Company, the filing of such register at the offices of the Registrar of Corporate Affairs is further not mandatory. Based on our review of a registered agent’s certificate issued by the registered agent of the Company dated [ ] 2005, the Company does not maintain a register of mortgages, charges and other encumbrances. It should be noted that the creation of such a register is not mandatory and, if such a register is created and maintained at the registered office of the Company, the filing of such register at the offices of the Registrar of Corporate Affairs is further not mandatory.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company under the Transaction Documents are of a type which the courts of the British Virgin Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3	some claims may become barred under the statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

4.1.4	where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5	the British Virgin Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the British Virgin Islands court will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the British Virgin Islands; and

4.1.6	obligations to make payments that may be regarded as penalties will not be enforceable.

4.2	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid and returns made to the Registry of Corporate Affairs.

4.3	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

4.4	A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.5	We reserve our opinion as to the extent to which a British Virgin Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.6	We make no comment with regard to the references to foreign statutes in the Transaction Documents.

We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by any Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully

MAPLES and CALDER

Annex A

Option 1 – Board minutes:

[Name of the Company]

(incorporated in the British Virgin Islands)

(the “Company”)

MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS OF THE COMPANY HELD AT [            ], ON [            ] OCTOBER 2005

PRESENT:	[ ]
[ ]
[ ]

1 Officers of the Meeting

It was resolved THAT [                    ] and [                ] be appointed chairman and secretary respectively of the meeting.

2 Constitution of the Meeting

The chairman noted that all the directors of the Company (the “Directors”) were present in person or by proxy and had agreed to waive notice of the meeting. Accordingly the chairman declared the meeting duly constituted. Each Director declared his interests (if any) in the matters to be considered at the meeting, as required by the Articles of Association of the Company.

3 Selling Shareholder Programme

It was reported that the Company had received a package of documents relating to the selling shareholder programme of Actions Semiconductor Co., Ltd. (“Actions”) in connection with Actions proposed initial public offering of its ordinary shares, par value US$[    ] in a global offering of ordinary shares in the form of both ordinary shares and American depositary shares (the “Offering”).

It was noted that Actions had presented in such documents to the Company the opportunity to request the inclusion of certain ordinary shares in Actions owned by the Company (the “Shares”) for sale in the Offering.

Drafts of the following documents were then tabled at the meeting:-

(a)	draft power of attorney (the “Power of Attorney”);

(b)	Shareholder Irrevocable Election to Sell, Statement of Election and Questionnaire indicating the total number of ordinary shares to be sold by the Company in the Offering and the Stock Power in respect of such Shares;

(c)	form of legal opinion to be delivered by British Virgin Islands legal counsel;

(d)	form of director’s certificate (the “Director’s Certificate”) to be signed by a director of the Company in relation to the legal opinion;

(e)	draft custody agreement in respect of the Shares held by the Company (the “Custody Agreement”); and

(f)	draft underwriting agreement (the “Underwriting Agreement”) with Actions and the representative of the several underwriters (the “Underwriters”).

It was reported that the Power of Attorney was irrevocable and contained very broad powers. It was also reported that the purpose of the Power of Attorney was, inter alia, to designate certain persons as the Company’s attorneys-in-fact for the purposes of taking all necessary actions to sell the Shares in the Offering to the underwriters named in the draft Underwriting Agreement (including the execution of the Share Transfer Form and, if necessary, Indemnity for Lost Share Certificate) and that each of the persons designated in the Power of Attorney would be authorised to act on the Company’s behalf, including in the negotiation and execution of an underwriting agreement with Actions and the representative of the several underwriters for the Offering (which would include substantial representations and warranties to be given by the Company to the Underwriters) as well as indemnification provisions.

The Directors considered the documents in the package and in particular to price range indicated for the Shares and the costs and liabilities to be incurred by the Company in respect of a sale of the Shares in the Offering.

After due consideration, the Directors having determined that such was in the best interest of the Company, IT WAS RESOLVED that [all the] Shares held by the Company be indicated as being available for sale in the Offering.

IT WAS FURTHER RESOLVED:

(1)	That any Director of the Company be authorised to complete and sign the Statement of Election and Questionnaire on behalf of the Company indicating the Company wishes to sell all its Shares;

(2)	That the Company grant a power of attorney in the form produced to the meeting in favour of the attorneys in fact named therein and that such Power of Attorney be executed as a deed by any Director for and on behalf of the Company;

(3)	That any Director be and is hereby authorised to sign the Director’s Certificate; and

(4)	That (if required) any one Director be authorised for and on behalf of the Company to execute the Underwriting Agreement and the Custody Agreement for and on behalf of the Company.

4	Termination of Meeting

There being no further business, the chairman declared the meeting closed.

Chairman	Secretary

Option 2 – Written resolutions:

[Name of the Company]

(incorporated in the British Virgin Islands)

(the “Company”)

WRITTEN RESOLUTIONS OF ALL OF THE DIRECTORS OF THE COMPANY DATED [            ] OCTOBER 2005

Selling Shareholder Programme

The Directors note that the Company has received a package of documents relating to the selling shareholder programme of Actions Semiconductor Co., Ltd. (“Actions”) in connection with Actions proposed initial public offering of its ordinary shares, par value US$[            ] in a global offering of ordinary shares in the form of both ordinary shares and American depositary shares (the “Offering”).

The Directors note that Actions has presented in such documents to the Company the opportunity to request the inclusion of certain ordinary shares in Actions owned by the Company (the “Shares”) for sale in the Offering.

Drafts of the following documents have been carefully reviewed by the Directors:-

(a)	draft power of attorney (the “Power of Attorney”);

(b)	Shareholder Irrevocable Election to Sell, Statement of Election and Questionnaire indicating the total number of ordinary shares to be sold by the Company in the Offering and the Stock Power in respect of such Shares;

(c)	form of legal opinion to be delivered by British Virgin Islands legal counsel;

(d)	form of director’s certificate (the “Director’s Certificate”) to be signed by a director of the Company in relation to the legal opinion;

(e)	draft custody agreement in respect of the Shares held by the Company (the “Custody Agreement”); and

(f)	draft underwriting agreement (the “Underwriting Agreement”) with Actions and the representative of the several underwriters (the “Underwriters”).

The Directors note that the Power of Attorney is irrevocable and contains very broad powers. The Directors note that the purpose of the Power of Attorney is, inter alia, to designate certain persons as the Company’s attorneys-in-fact for the purposes of taking all necessary actions to sell the Shares in the Offering to the underwriters named in the draft Underwriting Agreement (including the execution of the Share Transfer Form and, if necessary, Indemnity for Lost Share Certificate) and that each of the persons designated in the Power of Attorney would be authorised to act on the Company’s behalf, including in the negotiation and execution of an underwriting agreement with Actions and the representative of the several underwriters for the Offering (which would include substantial representations and warranties to be given by the Company to the Underwriters) as well as indemnification provisions.

The Directors have considered the documents in the package and in particular to price range indicated for the Shares and the costs and liabilities to be incurred by the Company in respect of a sale of the Shares in the Offering.

After due consideration, each of the Directors having determined that such is in the best interest of the Company, IT IS RESOLVED that [all the] Shares held by the Company be indicated as being available for sale in the Offering.

IT IS FURTHER RESOLVED:

(1)	That any Director of the Company be authorised to complete and sign the Statement of Election and Questionnaire on behalf of the Company indicating the Company wishes to sell all its Shares;

(2)	That the Company grant a power of attorney in the form produced to the meeting in favour of the attorneys in fact named therein and that such Power of Attorney be executed as a deed by any Director for and on behalf of the Company;

(3)	That any Director be and is hereby authorised to sign the Director’s Certificate; and

(4)	That (if required) any one Director be authorised for and on behalf of the Company to execute the Underwriting Agreement and the Custody Agreement for and on behalf of the Company.

Signed by all of the Directors of the Company in accordance with the Company’s articles of association:

[Director’s name]
Signed on: October 2005

[Director’s name]
Signed on: October 2005

[Director’s name]
Signed on: October 2005

Annex B

[Name of Selling Shareholder]

[                                ]

Road Town, Tortola

British Virgin Islands

[Date of opinion]

To:	Maples and Calder

1504 One International Finance Centre

1 Harbour View Street

Central

Hong Kong

Dear Sirs,

[Name of Selling Shareholder] (the “Company”)

I, [                    ], being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of British Virgin Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.	The Memorandum and Articles of Association of the Company as adopted or registered on [ ] remain in full force and effect and are unamended.

2.	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the Register of Mortgages.

3.	The minutes of the meeting of the board of directors of the Company held on [ ] October 2005 (the “Meeting”) at which the Transaction Documents and the Power of Attorney were approved are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association. OR The written resolutions (the “Resolutions”) of the board of directors of the Company dated [ ] October 2005 in which the Transaction Documents and the Power of Attorney were approved were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

4.	The members of the Company have not restricted or limited the powers of the directors in any way. There is no contractual prohibition or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Transaction Documents or from executing the Power of Attorney.

5.	The [Resolutions/resolutions set out in the minutes of the Meeting] were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6.	The directors of the Company at the date of [the Meeting/Resolutions] and at the date hereof were and are as follows:

[                                    ]

[                                    ]

[                                    ]

7.	Each director considers the transactions contemplated by the Transaction Documents and for which the Power of Attorney is given to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

8.	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction; nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company; nor has any receiver been appointed over any of the Company’s property or assets.

9.	The Power of Attorney has not been revoked, terminated or amended and remains in full force and effect.

10.	The following documents are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of the Company under the Transaction Documents and the Power of Attorney and the transactions contemplated thereby:

[List of documents]

OR

The Company has not entered into any indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes or other agreements or instruments, and there are no orders, writs, judgments, injunctions, decrees, determinations or awards, that affect or purport to affect the obligations of the Company under the Transaction Documents and the Power of Attorney and the transactions contemplated thereby.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn: Mr. Barry Mitchell) to the contrary.

Signature:
[Director]

ANNEX H

FORM OF OPINION FROM JONES DAY, AS THE HONG KONG COUNSEL TO THE

COMPANY

1	Actions Technology (HK) Company Limited (the “Company”) has been duly incorporated as a company with limited liability and is validly existing and in good standing under the laws of Hong Kong with full corporate power and authority to own, lease and operate its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association and as described in each of the Registration Statements. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification

2	The Company is in good standing with the Companies Registry in Hong Kong.

3	All of the issued shares in the capital of the Company have been duly and validly authorised and issued, are fully paid and non-assessable, and are wholly directly owned by Actions Semiconductor Co., Ltd., a company incorporated in the Republic of Mauritius.

4	The statements in the Prospectus under the headings “Our Corporate Structure” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of Hong Kong, fairly and accurately present the information and summarise the matters referred to therein and nothing has been omitted from such statements which would make them misleading in any material respect.

5	There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to Hong Kong Government or any taxing authority thereof on or by virtue of:

5.1	the payment of dividends and other distributions declared and payable on the Company’s shares; or

5.2	the resale and delivery of the Shares and ADSs by the Underwriters in the manner contemplated in the Prospectus.

6	There are no restrictions under Hong Kong laws nor are any approvals currently required from any governmental department, agency or other authority in Hong Kong in order for the Company to pay dividends declared by the Company to its shareholder(s).

7	Based solely on our inspection of the Companies Registry and the [High Court] of Hong Kong from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of Hong Kong as at the close of business in Hong Kong on [date]. The enquiries referred to above which we have made at the [High Court] of Hong Kong have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

ANNEX I

FORM OF LOCK-UP LETTER

Form of Lock-Up Agreement for all Shareholders

                    , 2005

ACTIONS SEMICONDUCTOR CO., LTD.

15-1, No.1 HIT Road

Tangjia, Zhuhai

Guangdong, 519085

The People’s Republic of China

CREDIT SUISSE FIRST BOSTON LLC

Eleven Madison Avenue

New York, N.Y.10010-3629

As Representative of the Underwriters

Dear Sirs:

As an inducement to the Underwriters (defined herein) to execute the underwriting agreement (the “Underwriting Agreement”) among Actions Semiconductor Co., Ltd. (“Actions”), the selling shareholders named therein, and Credit Suisse First Boston LLC (“CSFB”), acting as representative of the underwriters (the “Underwriters”) named therein, pursuant to which an offering will be made that is intended to result in the establishment of a public market for Ordinary Shares, par value U.S.$0.000001 per share (the “Securities”) of Actions, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB. In addition, the undersigned agrees that, without the prior written consent of CSFB, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by CSFB to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 17, 2006. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder]